Exhibit 10.34

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") is made as of June 7, 2005 by and among FLOAT ACQUISITION CORP., a Delaware corporation with a mailing address of 300 Winding Brook Drive, Glastonbury, Connecticut 06460 ("Buyer"); FINANCIAL DATA SOLUTIONS, INC., a California corporation with a mailing address of c/o Southwest Community Bancorp, 5810 El Camino Real, Carlsbad, CA 92008 ( "Seller"); and U.S. BANK NATIONAL ASSOCIATION, a national banking association with a mailing address of 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103 (the "Escrow Agent").

     WHEREAS, Buyer and Seller are parties to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"), pursuant to which Buyer is purchasing from Seller substantially all of the assets of Seller; and

     WHEREAS, the Asset Purchase Agreement provides for the payment and delivery by Buyer of $1,365,000 in cash into the escrow hereby established, to be held and invested by Escrow Agent as herein provided. Solely for the convenience of Buyer and Seller, capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement, and the Escrow Agent shall be entitled to rely on the use of such terms in any communication received by it.

     NOW, THEREFORE, in consideration of the mutual promises and the covenants and agreements of the parties contained herein, the parties agree as follows:

     1. Appointment of Escrow Agent; Establishment of the Escrow Funds. Buyer and Seller hereby appoint Escrow Agent to act in accordance with the terms and provisions of this Escrow Agreement, and Escrow Agent hereby accepts such appointment on the terms and provisions of this Escrow Agreement.

     (a) Escrow Funds. Simultaneously with the execution and delivery of this Agreement, Buyer shall deposit One Million Three Hundred Sixty Five Thousand Dollars ($1,365,000) in immediately available funds (together with any interest or income received by the Escrow Agent from the investment thereof from time to time in accordance with Section 3 below and any additional deposits made by Buyer or Seller pursuant to the Asset Purchase Agreement, the "Escrow Funds") into an account established by the Escrow Agent (the "Escrow Account"). Upon receiving the deposit, the Escrow Agent will acknowledge receipt of the Escrow Funds. The Escrow Funds shall be subject to the terms of this Agreement.

     (b) The Escrow Funds shall be held and distributed as follows:

         (i) Six Hundred Thousand Dollars ($600,000) (the "Primary Escrow") shall be held in a segregated account and Escrow Agent shall distribute the Primary Escrow in accordance with the provisions of Section 2(a) and
     Section 2(b) hereof.

         (ii) Seven Hundred Sixty Five Thousand Dollars ($765,000) (the "Contingency Escrow") shall be held in a segregated account and Escrow Agent shall distribute the Contingency Escrow in accordance with Section 2(c) hereof.

     2. Disbursement of Escrow Funds. Escrow Agent shall release and disburse the Escrow Funds in accordance with the provisions of this Section 2.

     (a) Claims against Primary Escrow.

         (i) In the event and to the extent that Buyer makes a claim for the recovery of amounts payable to it pursuant to Article 6 or Section 2.3 or
     2.4 of the Asset Purchase Agreement (an "Indemnity Claim"), Buyer shall issue or cause to be issued a notice (an "Indemnity Claim Notice") to Seller and Escrow Agent which sets forth: (i) the fact that Buyer has suffered losses; (ii) a specification of the amount of the losses; (iii) a description of the facts which gave rise to the losses; (iv) a request that Escrow Agent deliver an amount equal to such losses in immediately available funds to Buyer from the Primary Escrow; and (v) wiring instructions for such amount.

         (ii) On the date which is fifteen (15) days from the date of Escrow Agent's receipt of the Indemnity Claim Notice, Escrow Agent shall deliver to Buyer that portion of the Primary Escrow described in, and in accordance with the terms of, the Indemnity Claim Notice, unless Escrow Agent has received an Objection Notice prior to that date. An "Objection Notice" shall mean a notice from Seller to Buyer and Escrow Agent which sets forth:
     (i) an objection to delivery of all or any portion of the Primary Escrow in accordance with the terms of the Indemnity Claim Notice; and (ii) a description of the facts which constitute the basis for the objection. Notwithstanding the foregoing, if the Indemnity Claim Notice contains a certification by an officer of Buyer that the Indemnity Claim is made pursuant to Section 2.4 of the Asset Purchase Agreement, or is made pursuant to Section 2.3 of the Asset Purchase Agreement and in such case that the procedures set forth in such Section 2.3 for the determination of the Final Net Current Assets have been followed and that the Final Net Current Assets amount has been finally determined, and in either case that Buyer is therefore entitled to recovery from the Primary Escrow in the amount of the Indemnity Claim based upon its unilateral notice to Escrow Agent, then Escrow Agent shall deliver to Buyer that portion of the Primary Escrow equal to such Indemnity Claim, as described in, and in accordance with the terms of, the Indemnity Claim Notice as soon as practicably possible, but in no event later than three (3) business days from the date of the receipt of the Indemnity Claim Notice.

         (iii) If an Objection Notice is timely received, and the last sentence of paragraph 2(a)(ii) of this Agreement is inapplicable, Escrow Agent thereafter shall not make the delivery of the contested portion of the applicable Indemnity Claim except in accordance with either (i) a notice from, and executed by, Buyer and Seller or (ii) a Final Determination (as herein defined), directing Escrow Agent to make such delivery.

     (b) Release of Primary Escrow.

         (i) By the date required by Section 2.2(b) of the Asset Purchase Agreement, Buyer shall issue to Escrow Agent (with a copy to Seller) a written instruction (the "Primary Release Instruction") to disburse a portion of the Primary Escrow to Seller in an amount equal to $300,000, minus any Reduction in Net Current Assets under Section 2.3 of the Asset Purchase Agreement, and minus any then Pending Claim Amounts (each of which amounts shall be specified in the Primary Release Instruction) (the "Initial Release Amount"). Buyer may combine the Primary Release Instruction with an Indemnity Claim Notice made with respect to a Reduction in Net Current Assets under Section 2.3 of the Asset Purchase Agreement and
     Section 2(a) hereof.

         (ii) Within five (5) days of Escrow Agent's receipt of the Primary Release Instruction, Escrow Agent shall disburse the Initial Release Amount to Seller in accordance with the Primary Release Instruction.

         (iii) On June 7, 2006, the Escrow Agent shall release to Seller the balance of the Primary Escrow, less all Pending Claim Amounts (as defined below) and all amounts distributed or to be distributed in accordance with
     Section 2(a) above. "Pending Claim Amounts" shall mean the aggregate dollar amount of the Primary Escrow, if any, which is the subject of one or more pending Indemnity Claims. Pending Claim Amounts shall be distributed by Escrow Agent to Buyer and/or Seller promptly upon resolution of each such pending Indemnity Claim in accordance with Section 2(a) hereof.

     (c) Release of Contingency Escrow.

         (i) Pursuant to Section 5.9 of the Asset Purchase Agreement, Buyer shall issue to Seller and Escrow Agent a written instruction (the "Contingency Release Instruction") as to the disbursement of the Contingency Escrow upon the first to occur of a Lapse, Waiver or Termination.

         (ii) Within fifteen (15) days from the date of Escrow Agent's receipt of the Contingency Release Instruction, Escrow Agent shall deliver the Contingency Escrow to Buyer or to Seller in accordance with the Contingency Release Instruction.

     (d) General. Notwithstanding anything to the contrary in this Escrow Agreement, Escrow Agent shall disburse from the Escrow Funds such amounts, to the order of such person or persons, in such manner and at such time as it shall be instructed in writing jointly by Buyer and Seller.

     (e) Definition of Final Determination. For purposes of this Agreement, a "Final Determination" shall mean a final judgment of a court of competent jurisdiction having the authority to determine the amount of, and liability with respect to, any Indemnity Claim, and the denial of, or expiration of all rights to, an appeal related thereto. Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel from Buyer's or Seller's counsel accompanying each Final Determination, to the effect that the relevant court had authority to determine the amount and liability with respect to the Indemnity Claim, as the case may be, and that such court has rendered a final judgment for which all related rights to appeal have been denied or expired.

     3. Investment of the Escrow Funds; Interest; Termination.

     (a) Investment. Escrow Agent shall invest and reinvest any or all of the Escrow Funds as directed in writing by Seller in any of the following, provided that all such investments shall mature and the funds invested shall otherwise be immediately available within one (1) month of the date of investment:

         (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

         (ii) certificates of deposit or interest-bearing accounts of national banks or corporations endowed with trust powers having capital and surplus in excess of One Hundred Million Dollars ($100,000,000) (including Escrow Agent);

         (iii) commercial paper at the time of investment rated A-l+ or better by Standard & Poor's Corporation or P-1 or better by Moody's Investor's Service, Inc.;

         (iv) repurchase agreements with any bank or corporation described in clause (ii) fully secured by obligations described in clause (i); and

         (v) shares of a money market fund investing only in short-term U.S. Treasury obligations or obligations backed by short-term U.S. Treasury obligations.

     If Escrow Agent does not receive investment direction from Seller with respect to any portion of the Escrow Funds, Escrow Agent shall invest and reinvest such Escrow Funds in the Escrow Agent's Money Market Insured Savings Account. The Escrow Agent shall not be liable for any losses resulting from investments, including losses resulting from a liquidation in order to make a payment hereunder. All earnings from investments will be added to the Escrow Funds, and any losses will be deducted from the Escrow Funds.

     (b) Payment of Interest. Escrow Agent shall pay the interest earned on the applicable portion of the Escrow Funds (less any applicable losses on the Escrow Funds) pro rata to the party entitled to receive such portion of the Escrow Funds when such amounts are distributed to such party in accordance with the terms of this Agreement.

     (c) Taxes. At the end of each tax year, interest that has been earned on the Escrow Funds shall be allocated for tax purposes to the party that actually received the interest during such tax year in accordance with Section 3(b) above. Any interest earned on the Escrow Funds that was not distributed during such tax year shall be allocated for tax purposes to Seller. Buyer and Seller shall deliver Form W-9s (or Form W-8 BENs, if applicable) to the Escrow Agent on the date hereof. Buyer and Seller understand that if either of them does not deliver such party's Form W-9 to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require the Escrow Agent to withhold Escrow Funds which might otherwise be distributed.

     (d) Tax Indemnification. Buyer and Seller agree, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Funds or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges which apply to Buyer or Seller, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement other than laws or regulations applicable to escrow agents generally, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Funds, the management established hereby, any payment or distribution of or from the Escrow Funds pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Buyer and Seller agree that any payments made to Escrow Agent under the indemnification obligation in this Section, whether made by Buyer and Seller or either of them, are to be borne in equal amounts by Buyer and Seller, and hereby grant to each other a right of contribution to effect the same; provided, however, this sentence shall not affect the joint and several obligations of Buyer and Seller to Escrow Agent under this Agreement and provided further that if Seller does not pay any amount for which it is liable pursuant to the indemnification obligations in this Section, Escrow Agent is hereby authorized and directed to withhold such amount from any disbursement of Escrow Funds to Seller pursuant to
Section 2 and to apply such amount in satisfaction of Seller's indemnification obligations. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

     (e) Termination. Upon distribution of the entire amount of the Escrow Funds, including accrued interest on such Escrow Funds, this Agreement shall terminate.

     4. Agreement with Escrow Agent. To induce Escrow Agent to act hereunder, it is agreed by Buyer and Seller that:

     (a) Escrow Agent may act in reliance upon any instrument or signature furnished to it hereunder and which it, in good faith, believes to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so and Escrow Agent shall have no responsibility for determining the accuracy thereof.

     (b) Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any action taken in good faith on the advice of counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith unless caused by its willful misconduct or gross negligence.

     (c) This Agreement sets forth exclusively the duties of Escrow Agent with respect to any and all matters pertinent hereto, each of which is ministerial, and shall not be construed as fiduciary, and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

     (d) In the event that Escrow Agent is faced with inconsistent claims or demands of the parties, Escrow Agent may refuse to take further action until directed to do so by joint written instruction of the parties or until Escrow Agent has received a Final Determination.

     (e) Except as outlined in Section 6(a), the Escrow Agent does not have and will not have any interest in the Escrow Funds but is serving only as escrow holder and has only possession thereof.

     (f) Escrow Agent's duties and responsibilities shall be determined only with reference to this Agreement. Escrow Agent is not charged with any duties or responsibilities in connection with any other document or agreement (including, without limitation, the Asset Purchase Agreement). Escrow Agent is not charged with any knowledge of any other document or agreement.

     (g) Escrow Agent may execute any of its powers or responsibilities hereunder either directly or by or through its agents or attorneys.

     (h) Buyer and Seller hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder, and Buyer and Seller, jointly and severally, hereby agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable expense (including reasonable attorneys' fees and expenses) incurred by Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; provided, however, that Escrow Agent shall not be entitled to indemnification hereunder for losses, liabilities and expenses which arise out of the willful misconduct or negligence of Escrow Agent. Buyer and Seller agree that any payments made to Escrow Agent under the indemnification obligation in the immediately preceding sentence, whether made by Buyer and Seller or either of them, are to be borne in equal amounts by Buyer and Seller, and hereby grant to each other a right of contribution to effect the same; provided, however, this sentence shall not affect the joint and several obligations of Buyer and Seller to Escrow Agent under this Agreement and provided further that if Seller does not pay any amount for which it is liable pursuant to the indemnification obligations in this Section, Escrow Agent is hereby authorized and directed to withdraw such amount from any disbursement of Escrow Funds to Seller pursuant to Section 2 and to apply such amount in satisfaction of Seller's indemnification obligations. The agreements contained in the two immediately preceding sentences shall survive despite any termination of this Agreement or the resignation or removal of Escrow Agent. Escrow Agent shall not be obligated to take any legal or other action under this Agreement which might, in its sole judgment, involve expense or liability unless it shall have been furnished with an indemnity acceptable to it. Escrow Agent may, but shall be under no duty to, institute or defend any legal proceeding which relates to this Agreement.

     (i) Notwithstanding any provision herein to the contrary, the Escrow Agent shall not be required to distribute Escrow Funds (or take any other action required herein for the Escrow Agent to take) sooner than two (2) Business Days after it has received joint instructions or the required documentation, as applicable. For purposes of this Agreement, the term "Business Day" shall mean any day on which the Escrow Agent is open for business at its offices in St. Paul, Minnesota or Hartford, Connecticut.

     5. Resignation and Removal of Escrow Agent; Successors.

     (a) Escrow Agent may at any time (i) resign by giving thirty (30) days' written notice to Buyer and Seller, or (ii) be removed by the mutual consent of Buyer and Seller. No resignation or removal of Escrow Agent and no appointment of a successor Escrow Agent, however, shall be effective until the acceptance of the resignation or the removal of Escrow Agent in the manner herein provided. In the event of the resignation or removal of Escrow Agent, Buyer and Seller shall in good faith agree upon a successor Escrow Agent and Escrow Agent shall account for and deliver to such successor Escrow Agent the Escrow Funds (including all investment earnings with respect thereto) held by it. If Buyer and Seller are unable to agree upon a successor Escrow Agent within fourteen (14) days after receipt of a notice of resignation is given, Escrow Agent may deposit the Escrow Funds (including all investment earnings with respect thereto) with a court of competent jurisdiction within the State of Connecticut. Any successor Escrow Agent shall execute and deliver to the predecessor Escrow Agent, Buyer and Seller an instrument accepting such appointment and the transfer of the Escrow Funds (including all investment earnings with respect thereto) and agreeing to the terms of this Agreement, and thereupon such successor Escrow Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named herein.

     (b) Any commercial banking institution or trust company with which Escrow Agent may merge or consolidate, and any commercial banking institution or trust company to which Escrow Agent transfers all or substantially all of its corporate trust business, shall be the successor Escrow Agent without further act.

     6. Fees and Expenses of Escrow Agent. Buyer and Seller shall each pay fifty percent (50%) of the fees and expenses assessed by Escrow Agent in connection with Escrow Agent's services hereunder, in accordance with the fee schedule attached as Schedule 1 hereto, which may be subject to change on annual basis in accordance with the Escrow Agent's normal course of business. Buyer and Seller shall each pay fifty percent (50%) of any extraordinary administrative expenses (including reasonable attorney's fees) incurred by the Escrow Agent.

     7. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered in hand or sent by mail or overnight delivery, postage prepaid, and addressed to each of the parties at the applicable address first given above. Notices shall be deemed received on the Business Day on which personal delivery is made (or if such day is not a Business Day, the next succeeding Business Day), on the Business Day following the day on which overnight delivery is initiated, or five (5) Business Days after the notice is deposited in the U.S. mails provided however, that no notice to the Escrow Agent shall be deemed duly given or made until actually received by the Escrow Agent. Any party may by notice given in accordance with this Section 7 to the other parties designate another address or person for receipt of notice. Copies of notices shall also be sent to the parties' counsel, at the following addresses:

        Counsel to Buyer:
        ----------------

        Thomas N. Tartaro, Esq.
        Vice President, General Counsel and Secretary
        Open Solutions Inc.
        300 Winding Brook Drive
        Glastonbury, Connecticut

        Counsel to Seller:
        -----------------

        Paul M. Weil, Esq.
        Secretary and General Counsel
        Southwest Community Bancorp
        5810 El Camino Real
        Carlsbad, CA 92008

        Escrow Agent:
        ------------

        U.S. Bank National Association
        225 Asylum Street - 23rd Floor
        Hartford, CT  06103
        Attention: Corporate Trust Services (Open Solutions/FDSI Escrow)
        Facsimile: (860) 241-6897

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     9. Successors and Assigns. The Agreement shall be binding upon the successors and assigns of the parties.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     12. Buyer's and Seller's Right to Escrow Agent's Records. Buyer and Seller shall have the right under this Agreement, upon request, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances and with reasonable notice to Escrow Agent, any and all of the books, records, or other information of Escrow Agent concerning this Agreement or the Escrow Funds.

     13. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, terrorist attacks, earthquakes or other disasters.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first above written.



FLOAT ACQUISITION CORP.


By: /s/ Carl D. Blandino
    -----------------------------------
    Name:  Carl D. Blandino
    Title: Secretary and Treasurer


FINANCIAL DATA SOLUTIONS, INC.


By: /s/ Alan J. Lane
    -----------------------------------
    Name:  Alan J. Lane
    Title: Chief Executive Officer


U.S. BANK NATIONAL ASSOCIATION,
as Escrow Agent


By: /s/ Elizabeth C. Hammer
    -----------------------------------
    Name:  Elizabeth C. Hammer
    Title: Vice President

                                   SCHEDULE 1
                                   ----------

U.S. Bank Corporate Trust Services

Schedule of Fees

                            ESCROW AGENT SERVICES FOR
           FLOAT ACQUISITION CORP. AND FINANCIAL DATA SOLUTIONS, INC.

ANNUAL ESCROW AGENT FEE                    $2,500.00 per year or part thereof


OUT-OF-POCKET EXPENSES:
-----------------------
Any out-of-pocket expenses incurred by us will be billed at cost. These items will include, but not be limited to, legal costs, travel expenses, document duplication and facsimiles, courier services, etc.


ESCROW AGENT'S COUNSEL:
-----------------------
We will waive use of counsel for initial review of the escrow agreement.


NOTE: The transaction that is the subject of this proposal, and all related legal documentation, is subject to review and acceptance by US Bank in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, US Bank reserves the right, in its sole discretion, to modify or withdraw this proposal. Reasonable adjustments to the fees and charges set forth herein may be made at any time.


"IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT"

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation."

For individuals, a copy of a government-issued identification, such as a driver's license or passport, may be required to establish identity for the primary party responsible for the account, such as the Shareholder Representative, as a signing party to the governing documents. Additionally, any individual involved in the transaction will be required to proved a certified Tax Identification Number on IRS Form W-9, or Form W-8 for non-US Persons.